                                  [LETTERHEAD]


NEWS RELEASE

For further information, contact:
Tork Johnson, CFO
Andrea Stack, Investor Relations
Technology Solutions Company            Date:  June 26, 1997
312/228-4500                            For Release:  Immediate
web http://www.TechSol.com
______________________________________________________________________________

                     TECHNOLOGY SOLUTIONS COMPANY ANNOUNCES
                   RECORD FOURTH QUARTER AND YEAR-END RESULTS;
                          DECLARES 3-FOR-2 STOCK SPLIT

        FOURTH QUARTER REVENUES UP 82%; NET INCOME DOUBLES FROM YEAR AGO;
                         EARNINGS PER SHARE REACH $0.29

     CHICAGO June 26, 1997 -- Technology Solutions Company (TSC) (NASDAQ: TSCC) today announced year-end revenues of $165.1 million for the fiscal year ended May 31, 1997, up 69 percent from the $97.6 million of the prior year.

     TSC posted the highest quarterly revenues in the company's history with record fourth quarter revenues of $51.1 million, up 82 percent over the $28.1 million recorded in the fourth quarter of fiscal 1996.

     Additionally, the company's board of directors approved a three-for-two stock split of the company's common stock. The stock split effects a 50 percent stock dividend to be distributed on August 1, 1997, to shareholders of record as of the close of business on July 10, 1997.

     "Our results mark the thirteenth consecutive quarter of increased revenues for TSC and are a clear indication of our continued business and financial strength," explained John T. Kohler, president and chief executive officer. "Additionally, we are extremely pleased to announce the stock split, enabling a broader range of investors to participate in the company's future."

                                     -more-

GROWTH AND INVESTMENT SPENDING CONTINUES

     Total company operating income for the fiscal 1997 fourth quarter was $7.8 million, compared to operating income of $3.6 million for the fiscal 1996 fourth quarter. Total company net income for the fiscal 1997 fourth quarter was $5.2 million, up 100 percent from $2.6 million for the same period in fiscal 1996.

     Earnings per share for the fiscal 1997 fourth quarter were $0.29 on 18.1 million shares and equivalent shares outstanding, compared to earnings per share of $0.16 on 16.5 million shares and equivalent shares outstanding in the fourth quarter of fiscal 1996.

     On annual revenues of $165.1 million, net income for fiscal 1997 was $15.1 million, up 229 percent from the $4.6 million recorded in fiscal 1996. The fiscal 1996 results include two litigation settlement charges totaling a pretax amount of $3.3 million. Excluding these charges, net income was $6.5 million for fiscal 1996.

     Earnings per share were $0.85 on 17.7 million shares and equivalent shares outstanding for fiscal 1997 compared to $0.30 on 16.1 million shares and equivalent shares outstanding for the prior fiscal year.

     "We have made some significant, strategic investments this year," noted Kohler. "We completed three acquisitions, introduced new capabilities in the telecommunications marketplace and continued our international expansion in Europe, Canada and Latin America. We believe these strategic investments will help ensure TSC's continued financial success."

INTERNATIONAL REVENUE AND EMPLOYEE HEADCOUNT INCREASES

     TSC's international revenues for the fiscal 1997 fourth quarter continued to grow, and represented approximately 14 percent of total company revenues, up from 5 percent for the same period in 1996.

     TSC increased the total number of project managers by over 50 percent, employing 118 vice presidents up from 72 a year ago. By the end of the fourth quarter, TSC's total company headcount grew to 1102 employees worldwide, up 77 percent from 622 a year ago. With the recent acquisition of The Bentley Company, mid-June total company headcount was 1212.


                                     -more-

     TSC initiated work at 48 new clients and started 146 new projects this
quarter.   Throughout the fourth quarter, TSC managed 374 projects at 217 clients worldwide.

      "TSC continues to differentiate itself on the basis of the experience and expertise of our professionals," said Kohler. "The high caliber of our people enables us to expand our service offerings through new targeted business initiatives. In fact, businesses we established in the last 12 months from our international start-ups to our complementary business services and other key acquisitions are now contributing in excess of 15 percent of total company revenues. We will continue to consider appropriate strategic investments to support our long-term strategy and corporate growth objectives."

     As previously announced, TSC combined with HRM Resources, Inc., a New York firm specializing in packaged software solutions, in a pooling of interest transaction that closed March 1. Additionally, subsequent to the end of the fourth quarter, TSC announced that it had acquired The Bentley Company, a Boston-area based consulting organization focused on internal information technology service and support, as well as external customer relationship management services for Fortune 500 companies.

     Technology Solutions Company provides business and technology consulting services that help clients transform customer relationships and improve operations. TSC partners with clients in a wide range of industries and has earned recognition as a leader in client/server solutions for supply chain management, call center and customer relationship management, electronic commerce, financial services and the integration of packaged software. The company has headquarters in Chicago with major offices throughout the U.S., Canada, Latin America and Europe.

                                       ###

Any forward-looking statements, including those referring to market outlook and company prospects included in this news release reflect management's best judgment based on factors currently known, involve risks and uncertainties including the successful completion of client projects and the development of new consulting services and geographic markets, the successful integration of the operations of acquired businesses and business combinations, and other risks detailed from time to time in the company's SEC reports, including the Report on Form 10-K for the year ended May 31, 1996, and the annual report to shareholders. Actual results may vary materially.

                          TECHNOLOGY SOLUTIONS COMPANY
                        CONSOLIDATED STATEMENTS OF INCOME
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                           For the Quarter Ended       For the Year Ended
                                           ---------------------       ---------------------
                                           May 31,       May 31,       May 31,       May 31,
                                            1997          1996          1997          1996
                                           ------        ------        ------        ------
REVENUES:
   Professional fees                       $50,782      $28,040       $164,238       $97,004
   Software and hardware products              277           61            850           595
                                           -------      -------       --------       -------
                                            51,059       28,101        165,088        97,599
                                           -------      -------       --------       -------

COSTS AND  EXPENSES:
   Project personnel                        22,550       13,270         76,508        46,744
   Other project expenses                    7,137        3,741         23,374        13,010
   Cost of products sold                      --             71             54           476
   Management and administrative support    10,891        5,558         32,074        22,605
   Goodwill amortization                       265         --              811          --
   Shareholder litigation settlement          --           --               --         2,345
   Company founders litigation settlement     --           --               --           944
   Incentive compensation                    2,425        1,830          9,394         6,611
                                           -------      -------       --------       -------
                                            43,268       24,470        142,215        92,735
                                           -------      -------       --------       -------
OPERATING INCOME                             7,791        3,631         22,873         4,864

INVESTMENT INCOME                              613          495          2,104         1,904
                                           -------      -------       --------       -------

INCOME BEFORE INCOME TAXES                   8,404        4,126         24,977         6,768

INCOME TAX PROVISION                         3,201        1,518          9,910         2,194
                                           -------      -------       --------       -------

NET INCOME                                 $ 5,203      $ 2,608       $ 15,067       $ 4,574
                                           -------      -------       --------       -------
                                           -------      -------       --------       -------

EARNINGS PER COMMON SHARE                  $  0.29      $  0.16       $   0.85       $  0.30
                                           -------      -------       --------       -------
                                           -------      -------       --------       -------

WEIGHTED AVERAGE NUMBER OF
   COMMON AND COMMON
   EQUIVALENT SHARES
   OUTSTANDING                          18,077,340   16,499,960     17,719,520    16,142,027
                                        ----------   ----------     ----------    ----------
                                        ----------   ----------     ----------    ----------


SHARE DATA AS ADJUSTED FOR AUGUST 1, 1997 THREE-FOR-TWO STOCK SPLIT:

EARNINGS PER COMMON SHARE                $    0.19    $    0.11     $     0.57     $    0.20
                                         ---------    ---------     ----------     ---------
                                         ---------    ---------     ----------     ---------

WEIGHTED AVERAGE NUMBER OF
   COMMON AND COMMON
   EQUIVALENT SHARES
   OUTSTANDING                          27,116,010   24,749,940     26,579,280    24,213,040
                                        ----------   ----------     ----------    ----------
                                        ----------   ----------     ----------    ----------


                          TECHNOLOGY SOLUTIONS COMPANY
                           CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                     ASSETS

                                             May 31,        May 31,
                                              1997           1996
                                             ------         -------
CURRENT ASSETS:
  Cash and cash equivalents                  $ 27,951       $12,990
  Marketable securities                        15,988        11,580
  Receivables                                  43,907        23,537
  Refundable income taxes                       1,398         5,117
  Deferred income taxes                         7,234         1,194
  Other current assets                         11,196         6,166
                                             --------       -------
       Total current assets                   107,674        60,584
COMPUTERS, FURNITURE AND EQUIPMENT, NET         6,416         4,443
LONG-TERM INVESTMENTS                           8,118        17,140
COST IN EXCESS OF NET ASSETS OF ACQUIRED
 BUSINESSES AND OTHER INTANGIBLES               3,521         3,079
LONG-TERM RECEIVABLES AND OTHER                 8,137         4,191
                                             --------       -------
       Total assets                          $133,866       $89,437
                                             --------       -------
                                             --------       -------

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                           $  1,604       $ 1,344
  Accrued compensation and related costs       17,001        11,621
  Capitalized lease obligations                   240         2,616
  Deferred compensation                         6,842         2,660
  Other current liabilities                     2,392         1,167
                                             --------       -------
       Total current liabilities               28,079        19,408
                                             --------       -------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value; shares
     authorized --
     10,000,000, none issued                     --            --
  Common stock, $.01 par value;
 shares authorized --
     50,000,000, shares issued - 17,903,593       179           179
  Capital in excess of par value               62,048        50,344
  Retained earnings                            51,627        35,983
  Unrealized holding loss                        (319)         (642)
  Cumulative translation adjustment              (318)          --
                                             --------       -------
                                              113,217        85,864
  Less: Treasury stock, at cost (1,415,590 and
       3,014,045 shares)                       (7,430)      (15,835)
                                             --------       -------
       Total stockholders' equity             105,787        70,029
                                             --------       -------
       Total liabilities and stockholders'
           equity                            $133,866       $89,437
                                             --------       -------
                                             --------       -------